UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 26, 2006

AVAYA INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

211 Mount Airy Road
Basking Ridge, New Jersey		07920
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code:  (908) 953-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 2 to Credit Agreement

On May 26, 2006, Avaya Inc. (the “Company”) and Avaya International Sales Limited (“AISL”), as Borrowers, each of the banks, financial institutions and other institutional lenders (the “Lenders”) party to the Credit Agreement, dated as of February 23, 2005, as amended by Amendment No. 1, dated as of May 25, 2005 (together, the “Credit Agreement”), and Citicorp USA, Inc., as agent for the Lenders, entered into Amendment No. 2 to the Credit Agreement (“Amendment No. 2”).

Among other things, Amendment No. 2:

•                  extends the termination date of the Credit Agreement to the earlier of May 24, 2011 and the date of termination in whole of the commitments pursuant to the terms of the Credit Agreement; and

•                  amends certain definitions which result in reductions in interest and various fees payable to the Lenders under the Credit Agreement.

Please see Amendment No. 2 attached hereto as Exhibit 10.1 for the full text of the amendments to the Credit Agreement. From time to time, certain of the Lenders provide customary commercial and investment banking services to the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit.
Number	Description
10.1	Amendment No. 2 to the Credit Agreement dated as of May 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: May 30, 2006	By:	/s/ Garry K. McGuire
	Name:	Garry K. McGuire
	Title:	Chief Financial Officer and
Senior Vice President,
Corporate Development

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2 to the Credit Agreement dated as of May 26, 2006